UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2014

HYATT HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 750-1234
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders.

The Hyatt Hotels Corporation (the “Company” or “Hyatt”) 2014 annual meeting of stockholders (the “Annual Meeting”) was held on May 14, 2014. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.
The Company’s stockholders elected each of the following directors to serve until the Company’s 2017 annual meeting of stockholders and until their respective successors have been duly elected and qualified by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Thomas J. Pritzker	1,162,480,835	856,154	2,650,921
Pamela M. Nicholson	1,162,961,095	375,894	2,650,921
Richard C. Tuttle	1,162,729,220	607,769	2,650,921
James H. Wooten, Jr.	1,162,809,237	527,752	2,650,921

2.	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2014 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,165,485,261	499,125	3,524	—

3.
The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,162,919,913	229,820	187,256	2,650,921

Item 8.01: Other Events.

On May 16, 2014, the Company announced that its Board of Directors has authorized the repurchase of up to $300 million of the Company’s common stock. These repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan, at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Exhibit Description
99.1	Hyatt Hotels Corporation Press Release, dated May 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: May 16, 2014	By: /s/ Rena Hozore Reiss

Rena Hozore Reiss Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
99.1	Hyatt Hotels Corporation Press Release, dated May 16, 2014